EXHIBIT 99

FOR IMMEDIATE RELEASE	Contact: Alan D. Eskow
Executive Vice President and Chief Financial Officer
(973) 305-4003

Valley National Bancorp Crosses $10 Billion Asset Level and Reports

Higher First Quarter Earnings

WAYNE, NJ, April 21, 2004 – Valley National Bancorp (NYSE:VLY) earned net income per diluted share of $0.41 for the quarter ended March 31, 2004 compared to $0.40 per diluted share for the quarter ended March 31, 2003. Net income for the first quarter of 2004 was $38.4 million, compared with $38.0 million for the first quarter of 2003. Adjusting for the 5 percent stock dividend approved by Valley’s Board of Directors on April 7, 2004, reported net income per diluted share was $0.39 for the three months ended March 31, 2004 compared with $0.38 per diluted share for the same period in 2003.

The Board of Directors also agreed to maintain the annual cash dividend at $0.90 per share, on an after-stock-dividend basis, representing an increase of 5 percent in the cash payout. Valley is scheduled to pay its next quarterly dividend on July 1, 2004.

For the first quarter of 2004, net interest income on a tax equivalent basis was $91.8 million with a net interest margin of 4.02 percent. That compares with net interest income of $90.4 million for the fourth quarter of 2003 with a net interest margin of 4.00 percent.

Gerald H. Lipkin, Valley’s Chairman, President and CEO stated, “We are pleased to report that at March 31, 2004 total assets exceeded $10 billion for the first time. During the quarter, loans and deposits grew at an annualized rate of 7 percent and 5.2 percent, respectively. Our business development group and small business initiative, which started in January, are showing positive results. We anticipate this will translate into higher commercial loan growth as the year progresses. This group continues to build a very strong pipeline of future commercial loan closings. Twenty one branches are now open on Sundays and our live call center has been expanded to 24 hours, 7 days a week. We were pleased to open our new Moonachie branch in March and anticipate opening an additional 12 to 15 branches within the next 18 months.

Valley National Bancorp (NYSE: VLY)

2004 1st Quarter Earnings

April 21, 2004

Although earnings per share and net income continued strong for the quarter, low interest rates continued to affect our results. We were pleased that our net interest margin increased to 4.02 percent on a linked quarter basis, even though loan yields declined by 17 basis points.”

For the first quarter of 2004, Valley achieved an annualized return on average shareholders’ equity (ROE) of 23.22 percent, an annualized return on average assets (ROA) of 1.57 percent and an efficiency ratio of 46.9 percent. These ratios continue to place Valley among the nation’s best performing banks.

Total loans increased $310 million or 5.2 percent to $6.3 billion at March 31, 2004 compared to $6.0 billion at March 31, 2003 and $6.2 billion at December 31, 2003. In the first quarter of 2004, Valley achieved strong increases in construction lending and in commercial mortgages. Despite harsh northeast weather conditions which had a negative impact on auto sales, our auto lending activity generated over $113 million in new loans to maintain our outstanding balances in this area.

Total deposits increased $516 million or 7.7 percent to $7.3 billion at March 31, 2004 from $6.7 billion at March 31, 2003. Compared to the first quarter of 2003, non-interest bearing deposits increased 10.1 percent to $1.7 billion and savings deposits increased 9.2 percent to $3.3 billion. Valley’s cost of total deposits for the first quarter of 2004 was 0.89 percent, down from 1.13 percent in the 2003 first quarter, reflecting continued lower interest rates and management of funding options.

Total non-performing assets, which include non-accrual loans and other real estate owned (“OREO”), totaled $21.3 million or 0.34 percent of loans and OREO at March 31, 2004. This was down from $27.2 million at March 31, 2003 and $23.1 million at December 31, 2003. Net charge-offs were $1.7 million during the first quarter of 2004 or 0.11 percent of average loans, compared to $551 thousand or 0.04 percent of average loans for the quarter ended March 31, 2003.

Loans past due 90 days or more and still accruing at March 31, 2004 were $3.5 million, or 0.06 percent of total loans, compared to $4.7 million at March 31, 2003 and $2.8 million at December 31, 2003. Total loans past due in excess of 30 days declined to 0.77 percent of all loans at March 31, 2004 compared with 0.92 percent at December 31, 2003.

The provision for loan losses was $1.8 million for the current quarter. This was determined utilizing the same methodology as in previous quarters including the reduced levels of non-performing loans and delinquencies. The provision was slightly in excess of net charge-offs during the quarter.

Non-interest income for the first quarter of 2004 was $23.0 million compared to $25.6 million for the first quarter of 2003. The decrease was mainly due to lower gains on the sale of residential mortgage loans. On a linked quarter non-interest income was unchanged at $23.0 million.

Valley National Bancorp (NYSE: VLY)

2004 1st Quarter Earnings

April 21, 2004

Non-interest expense for the first quarter of 2004 decreased $1.1 million or 2.0 percent to $53.1 million from the 2003 first quarter due to lower employment expenses partially offset by an increase in depreciation.

Valley’s risk-based capital ratios were 11.17 percent for Tier 1 capital and 12.05 percent for total capital. The Tier 1 leverage ratio was 8.48 percent. Shareholders’ equity at the close of the 2004 first quarter increased to $676.7 million from $626.5 million a year ago.

Valley National Bancorp is a regional bank holding company headquartered in Wayne, New Jersey. Its principal subsidiary, Valley National Bank currently operates 129 branch offices located in 83 communities serving 11 counties in northern New Jersey and Manhattan. Valley’s web site can be found at http://www.valleynationalbank.com.

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Cautionary Statement Concerning Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by such forward-looking terminology as “expect,” “anticipate,” “look,” “view,” “opportunities,” “allow,” “continues,” “reflects,” “believe,” “may,” “will” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Valley assumes no obligation for updating any such forward-looking statement at any time. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, unanticipated changes in the direction of interest rates, changes in loan, investment and mortgage prepayment assumptions, changes in effective income tax rates, higher or lower cash flow levels than anticipated, slowdown in levels of deposit growth, a decline in the economy in New Jersey and New York, a decrease in loan origination volume, as well as a change in legal and regulatory barriers and the development of new tax strategies or the disallowance of prior tax strategies.

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-Tables to Follow-

Valley National Bancorp

Consolidated Financial Highlights

SELECTED FINANCIAL DATA

	Three Months Ended March 31,
(Dollars in thousands, except for share data)	2004	2003
SELECTED FINANCIAL DATA:
Net income	$38,432	$37,982
Net interest income	90,217	89,224
Net interest income (FTE)	91,772	90,729

Weighted Average Number of Shares Outstanding: (*)
Diluted	99,146,875	99,853,936

Per share data: (*)
Basic earnings	$0.39	$0.38
Diluted earnings	0.39	0.38
Cash dividends declared	0.21	0.20
Book value	6.85	6.32
Closing stock price – high	27.43	24.95
Closing stock price – low	25.73	21.77

FINANCIAL RATIOS:
Net interest margin – FTE	4.02%	4.28%
Annualized return on average assets	1.57	1.67
Annualized return on average equity	23.22	24.06
Efficiency ratio	46.88	47.13

SELECTED BALANCE SHEET ITEMS AND RATIOS

	Three Months Ended March 31,
(Dollars in thousands)	2004	2003
AVERAGE BALANCE SHEET ITEMS:
Assets	$9,771,051	$9,085,986
Interest earning assets	9,137,528	8,483,283
Loans	6,230,219	5,856,965
Interest bearing liabilities	7,354,329	6,881,341
Deposits	7,219,232	6,634,054
Shareholders’ equity	662,187	631,483

ALLOWANCE FOR LOAN LOSSES:
Beginning of period	$64,650	$64,087
Provision for loan losses	1,848	3,255
Charge-offs	3,479	2,167
Recoveries	1,777	1,616
End of period	64,796	66,791

(*)	Share data reflects the 5 percent stock dividend declared on April 7, 2004, to be issued May 17, 2004 to shareholders of record on May 3, 2004.

Valley National Bancorp

Consolidated Financial Highlights

SELECTED FINANCIAL DATA

	As of March 31,
(Dollars in thousands)	2004	2003
BALANCE SHEET ITEMS:
Assets	$10,139,088	$9,462,849
Loans	6,278,900	5,969,108
Deposits	7,255,399	6,739,714
Shareholders’ equity	676,697	626,450

CAPITAL RATIOS:
Tier 1 leverage ratio	8.48%	8.38%
Risk-based capital - Tier 1	11.17	10.87
Risk-based capital - Total Capital	12.05	11.96

ASSET QUALITY:
Non-accrual loans	$20,724	$26,799
Other real estate owned (OREO)	601	448
Total non-performing assets	21,325	27,247
Loans past due 90 days or more and still accruing	3,529	4,698

ASSET QUALITY RATIOS:
Non-performing assets to total loans plus other real estate owned (OREO)	0.34%	0.46%
Allowance for loan losses to loans	1.03	1.12
Net charge-offs to average loans	0.11	0.04

SHAREHOLDER RELATIONS

Requests for copies of reports providing more detailed financial statements and analysis, as well as all other inquiries regarding Shareholder Relations should be directed to Dianne Grenz at Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey, 07470, by telephone at (973) 305-3380, by fax at (973) 696-2044 or by e-mail at dgrenz@valleynationalbank.com.

VALLEY NATIONAL BANCORP

Consolidated Statements of Financial Condition

($ in thousands, except for share data)

	March 31,
	2004	2003
Assets
Cash and due from banks	$202,938	$248,633
Securities:
Available for sale	1,891,506	2,227,155
Held to maturity	1,287,239	611,778
Trading account	2,446	2,437

Total securities	3,181,191	2,841,370

Loans held for sale	6,457	17,760
Loans	6,272,443	5,951,348
Less: Allowance for loan losses	(64,796)	(66,791)

Loans, net	6,207,647	5,884,557

Premises and equipment, net	131,007	114,812
Due from customers on acceptances outstanding	12,244	13,744
Accrued interest receivable	43,911	44,196
Intangible assets	50,688	40,752
Bank owned life insurance	165,982	160,347
Other assets	137,023	96,678

Total assets	$10,139,088	$9,462,849

Liabilities
Deposits:
Non-interest bearing	$1,684,616	$1,529,486
Interest bearing:
Savings	3,340,679	3,059,526
Time	2,230,104	2,150,702

Total deposits	7,255,399	6,739,714

Federal funds purchased and securities sold under agreements to repurchase	339,808	668,169
Treasury tax and loan account and other short-term borrowings	8,974	7,405
Long-term debt	1,620,320	1,278,804
Bank acceptances outstanding	12,244	13,744
Accrued expenses and other liabilities	225,646	128,563

Total liabilities	9,462,391	8,836,399

Shareholders’ Equity (1)
Preferred stock, no par value 30,000,000 shares authorized; none issued	0	0
Common stock, no par value, authorized 157,042,457 shares; issued 98,899,648 shares in 2004 and 103,953,067 shares in 2003	33,303	33,336
Surplus	318,836	319,482
Retained earnings	304,333	355,776
Unallocated common stock held by the employee benefit plan	(213)	(395)
Accumulated other comprehensive gain	24,994	35,229

	681,253	743,428

Treasury stock, at cost (181,372 common shares in 2004 and 4,885,361 in 2003)	(4,556)	(116,978)

Total shareholders’ equity	676,697	626,450

Total liabilities and shareholders’ equity	$10,139,088	$9,462,849

1 -	Share data reflects the 5 percent stock dividend declared on April 7, 2004, to be issued May 17, 2004 to shareholders of record on May 3, 2004.

VALLEY NATIONAL BANCORP

Consolidated Statements of Income

($ in thousands, except for share data)

	Three Months Ended March 31,
	2004	2003
Interest Income
Interest and fees on loans	$87,832	$91,827
Interest and dividends on investment securities	35,593	34,518
Interest on federal funds sold and other short-term investments	90	86

Total interest income	123,515	126,431

Interest Expense
Interest on deposits:
Savings deposits	4,713	6,710
Time deposits	11,403	11,954
Interest on other borrowings	17,182	18,543

Total interest expense	33,298	37,207

Net Interest Income	90,217	89,224
Provision for loan losses	1,848	3,255

Net interest income after provision for loan losses	88,369	85,969

Non-Interest Income
Trust and investment services	2,232	2,074
Insurance premiums	3,672	4,802
Service charges on deposit accounts	4,827	5,277
Gains on securities transactions, net	3,566	3,211
Fees from loan servicing	2,177	1,993
Gains on sales of loans, net	817	2,588
Bank owned life insurance	1,577	1,515
Other	4,131	4,182

Total non-interest income	22,999	25,642

Non-Interest Expense
Salary expense	24,106	24,419
Employee benefit expense	5,416	6,307
Net occupancy expense	9,270	8,415
Amortization of intangible assets	2,199	2,766
Other	12,090	12,232

Total non-interest expense	53,081	54,139

Income before income taxes	58,287	57,472
Income tax expense	19,855	19,490

Net Income	$38,432	$37,982

Earnings Per Share: (1)
Basic	$0.39	$0.38
Diluted	$0.39	$0.38
Weighted Average Number of Shares Outstanding: (1)
Basic	98,599,746	99,391,525
Diluted	99,146,875	99,853,936

1 -	Share data reflects the 5 percent stock dividend declared on April 7, 2004, to be issued May 17, 2004 to shareholders of record on May 3, 2004.

Valley National Bancorp

    (dollars in thousands)

	End of Period - 03/31/04 Loan Portfolio	End of Period - 12/31/03 Loan Portfolio	End of Period - 03/31/03 Loan Portfolio
Commercial Loans	$1,180,310	$1,184,652	$1,140,736
Construction	265,993	222,748	187,016
Residential Mortgage	1,614,999	1,596,859	1,581,777
Commercial Mortgage	1,607,486	1,553,037	1,568,991

Total Mortgage Loans	3,488,478	3,372,644	3,337,784

Home Equity	477,793	476,149	449,919
Credit Card	9,743	10,722	10,381
Automobile	1,011,844	1,013,938	928,114
Other Consumer	110,731	114,304	102,174

Total Consumer Loans	1,610,111	1,615,113	1,490,588
Total Loans	$6,278,899	$6,172,409	$5,969,108

	Quarter End - 3/31/04			Quarter End - 12/31/03			Quarter End - 03/31/03
	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate
Assets
Loans	$6,230,219	$87,869	5.64%	$6,163,441	$89,553	5.81%	$5,856,965	$91,887	6.28%
Taxable Investments	2,593,634	32,774	5.05%	2,525,018	31,655	5.01%	2,364,693	31,834	5.38%
Non-Taxable Investments	289,643	4,337	5.99%	267,097	4,291	6.43%	245,695	4,129	6.72%
Fed Funds and Other Int. earning assets	24,032	90	1.50%	90,107	230	1.02%	15,930	86	2.16%

Total Int. Earning Assets	9,137,528	125,070	5.48%	9,045,663	125,729	5.56%	8,483,283	127,936	6.03%

Other Assets	633,523			638,693			602,703

Total Average Assets	$9,771,051			$9,684,356			$9,085,986

Liabilities and Equity
Savings	$3,299,834	$4,713	0.57%	$3,267,588	$4,831	0.59%	$2,982,239	$6,710	0.90%
Time Deposits	2,242,311	11,403	2.03%	2,311,486	11,969	2.07%	2,123,387	11,954	2.25%
S/T Borrowings	236,586	499	0.84%	199,562	422	0.85%	471,856	1,384	1.17%
Long-term Debt	1,575,598	16,683	4.24%	1,547,426	18,134	4.69%	1,303,859	17,159	5.26%

Interest Bearing Liabilities	7,354,329	33,298	1.81%	7,326,062	35,356	1.93%	6,881,341	37,207	2.16%

Non-Interest Bearing	1,677,087			1,639,331			1,528,428
Other Liabilities	77,448			74,187			44,734
Shareholders’ Equity	662,187			644,776			631,483

Total Average Liabilities and Shareholders’ Equity	$9,771,051			$9,684,356			$9,085,986

Net Interest Income and Margin -tax equivalent basis		$91,772	4.02%		$90,373	4.00%		$90,729	4.28%

Notes:

Interest income is presented on a tax equivalent basis using a 35 percent federal tax rate.

Loans are stated net of unearned income and include non-accrual loans.